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                                                                   EXHIBIT 10.12
                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made as of the 1st day of December, 1995 by and between Giga Information Group, Inc., a Delaware corporation (the "Company") and Kenneth Marshall (the "Executive").

     WHEREAS, the Company and the Executive desire that the Executive serve as the President and Chief Operating Officer of the Company on the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the parties hereto as follows:


                         ARTICLE 1.  TERM OF EMPLOYMENT
                                     ------------------

     Section 1.1. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company for a period (the "Period of Employment") commencing December 1, 1995 and ending on November 30, 2000 (or such earlier date on which the Period of Employment may be terminated pursuant to Article V hereof); provided, however, that commencing on November 30, 2000
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and on November 30 of each year thereafter, the Period of Employment shall automatically be extended for one additional year unless, at least thirty (30) days prior to any such December 31, the Executive or the Company shall have given notice to the other that he or it does not wish to extend this Agreement.


                        ARTICLE II.  DUTIES OF EXECUTIVE
                                     -------------------

     Section 2.1.  General.  The Executive shall serve as President and Chief
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Operating Officer of the Company.  Consistent with this position Executive shall perform all services and do all things necessary or advisable to oversee the operations and business of the Company, subject always to the authority of the Chairman and the Board of Directors of the Company (the "Board of Directors"). The Company shall increase the number of members of the Board of Directors by two and the Executive shall be appointed to fill one of such vacancies. During the Period of Employment, the Executive shall remain a member of the Board of Directors, and shall be entitled to recommend to the Board of Directors one additional person, who is not an employee or officer of the Company, for nomination or appointment as a director. The Company shall use its best efforts to communicate with its stockholders, and take such other actions, as are necessary so that the Executive shall continue to be a member of the Board of Directors for the Period of Employment.

     Section 2.2.  Duties.  Executive will be responsible for overseeing the
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business of the Company and will perform such duties as are consistent with his position as the President and Chief Operating Officer of the Company and shall have such
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powers and authorities as may be need to carry out those duties and as set forth in the Company's Bylaws. In addition, Executive shall perform such other duties and undertake responsibilities as are reasonably assigned to him by the Chairman or the Board of Directors. The Executive agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business, except that Executive may continue to serve on the Board of Directors of VISIX Software.

     Section 2.3.  Vacations.  The Executive shall be entitled such paid
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vacation time as is consistent with the Company's vacation policy for senior executives as it exists from time to time.


                           ARTICLE III.  COMPENSATION
                                         ------------

   Section 3.1.  Salary.  During the Period of Employment, as compensation for
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his services hereunder (including his services as a member of the Board of
Directors), the Executive shall receive a per annum base salary (the "Base Salary") of at least (i) $160,000 plus the aggregate amount of interest paid by Executive to the Company on the Note (as defined below in Section 3.5), for the twelve (12) months ended December 31, 1996, (ii) $192,000 for the twelve (12) months ended December 31, 1997, and (iii) thereafter such amount per annum (but not less than $192,000 per annum) as may be approved by the Board of Directors. The Base Salary shall be payable in periodic installments on the dates of the Company's usual payroll, which shall be at least once per calendar month, and shall be paid pro rata for any periods of less than twelve (12) months.

   Section 3.2.  Bonus.  The Executive shall be entitled to receive a cash bonus
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for the twelve (12) months ended December 31, 1996 of $80,000 (prorated in the case of a partial year of employment). Thereafter, the Executive shall receive annual cash bonuses for each year based upon the degree to which the Company has achieved the cash flow, net annual value increase in subscriptions ("NAVI"), operating income and qualitative goals set for the in the budget or business plan approved by the Board of Directors for such year. In 1997, the amount of the bonus payable shall be not less than $46,500, (the "1997 Minimum Bonus") regardless of degree to which such goals shall have been met, and the amount of the bonus payable if such goals shall be achieved in full in 1997 shall equal $96,000. For each year after 1997, Executive's bonus shall be in such amount as shall be determined by the Board of Directors (or a duly authorized committee thereof). The bonus payable in 1996 shall be payable in four monthly installments of $20,000 each, payable in advance on each of January 1, 1996, April 1, 1996, July 1, 1996 and October 1, 1996. If the Period of Employment shall terminate prior to December 31, 1996, then the Executive shall repay to the Company an amount equal to $20,000 divided by a fraction of which the numerator is the number of days since the most recent of January 1, 1996, April 1, July 1,

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1996 or October 1, 1996 that were included in the Period of Employment and the denominator of which shall equal 92. Any bonus payable for 1997 in excess of the 1997 Minimum Bonus, and any bonus payable for any year after 1996, shall be payable promptly following the availability to the Company of audited financial statements with respect to such year, but in no event later than April 30 of the following year.

   Section 3.3.  Expenses.  The Company shall reimburse Executive, upon receipt
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from Executive of appropriate documentation, for reasonable costs and expenses incurred by him during the Period of Employment in connection with his services and duties to the Company, including travel expenses, monthly fees and usage fees payable for his cellular phone and other telecommunications services (excluding usage fees solely attributable to personal matters), and his automobile operating expenses.

   Section 3.4.  Loan.  The Company will make an interest-free loan to the
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Executive of $20,00 on December 1, 1995.  Such loan shall be evidenced by a note
(the "Note") in the form of Exhibit A to this Agreement, and Executive agrees to
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execute such Note as a condition to receiving such loans.


                        ARTICLE IV.  EXECUTIVE BENEFITS
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   Section 4.1.  Stock Options.  The Company has previously granted to the
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Executive an incentive stock option to purchase 600,000 shares of Common Stock of the Company at an exercise price of $.50 per share, subject to vesting. In addition to such option, the Company will grant to the Executive incentive stock options ("ISOs") to purchase such number of shares of Common Stock of the Company as shall be determined from time to time by the Board of Directors or a duly authorized committee thereof, at such times as shall be determined by the Board of Directors or such committee. By March 31, 1996, the Board of Directors will approve the Company's business plan for 1996, which plan will include goals for cash flow, NAVI, and such qualitative and other matters, as may be determined by the Board of Directors. If the Company's performance for the year ending December 31, 1996 meets or exceeds the goals contained in such business plan, the Executive shall, in 1997, receive an option to purchase an additional 80,000 shares of Common Stock. All options granted to Executive shall have an exercise price equal to the then-fair market value of the Company's Common Stock, as determined in good faith by the Board of Directors or a duly authorized committee thereof, shall be ISOs, and shall be subject to the terms and conditions set forth in an Option Agreement in substantially the form of attached as Exhibit B hereto or on such other terms as may be generally in
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effect for options granted to employees of the Company at the time of the grant to the Executive.

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   Section 4.2.  Relocation Expenditures.  If the Board of Directors shall
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require that the principal place of business of the Executive be located more than thirty (30) miles from Boston or Cambridge, Massachusetts, the Company shall reimburse the Executive in amounts which, after provision of the net amount of all income taxes payable by Executive with respect to the receipt of such amounts (taking into account any moving expense or other deductions available to Executive), shall be equal to all reasonable expenses of moving Executive and his personal effects to such location, including closing costs of acquiring a new residence and temporary housing costs.

   Section 4.3.  Life Insurance.  The Company or an affiliate thereof or a trust
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funded by the Company shall provide term life insurance payable to a beneficiary or beneficiaries designated by Executive in the amount of three times the Base Salary, inclusive of any life insurance or death benefit coverage provided Executive under any of the benefit plans or arrangements of the Company.

   Section 4.4.  Other Benefits.  The Executive shall be eligible to participate
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in such other employee benefit programs (including pension benefits, and medical, dental, life and disability insurance) as the Company shall maintain or establish from time to time for the benefit of its other executive officers, on the same basis as such other executive officers. The Executive may receive such other and additional benefits as the Board of Directors may determine from time to time in its sole discretion.

                      ARTICLE V.  TERMINATION OF AGREEMENT
                                  ------------------------

   Section 5.1.  Company Termination for Cause.  Notwithstanding anything in the
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contrary herein, the Period of Employment, and Company's employment of the
Executive, may be terminated by the Board of Directors at any time for cause immediately upon written notice to the Executive, if any of the following events occur:

          (a) The Executive is convicted of a felony or a misdemeanor involving moral turpitude and having a material impact on the Company by a court of competent jurisdiction;

          (b) The Executive breaches a fiduciary duty owed to the Company, or engages in acts of gross misconduct or personal dishonesty toward the Company;

          (c) The Executive materially breaches any of his obligations under the Agreement and fails to correct the same within thirty (30) days after written notice thereof from the Company (which notice shall have been approved by the Board of Directors) to the Executive; or

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          (d) The Executive engages in habitual absenteeism or drug addiction and fails to correct the same within thirty (30) days after written notice thereof from the Company (which notice shall have been approved by the Board of Directors) to the Executive.

          The Executive shall be entitled to a full hearing before a quorum of the Board of Directors at a Board of Directors meeting prior to any termination of his employment under this Section 5.1.

   Section 5.2.  Executive Termination for Cause.  Notwithstanding anything to
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the contrary herein, the Period of Employment, and the Company's employment of the Executive, may be terminated by the Executive at any time for cause immediately upon written notice to the Company in the event of any adverse change in the Executive's title, any material reduction by the Company (or its successor) in the Executive's responsibilities specified hereunder (or those otherwise assumed by Executive in the ordinary course of the Company's business), any requirement that Executive's place of employment be more than 30 miles from Boston or Cambridge, Massachusetts are or any material breach by the Company of its obligations hereunder, in each case which continues for thirty
(30) days after written notice thereof by the Executive identifying such change in title, reduction in responsibility, change in place of employment or breach.

   Section 5.3.  Unconditional Termination.
                 -------------------------

          (a) By Company.  The Company may terminate the Period of Employment,
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and the Company's employment of the Executive, for any reason, or for no reason, by giving at least twenty-eight (28) days' prior written notice thereof to the Executive.

          (b) By Executive.  The Executive may terminate the Period of
              ------------
Employment, and the Company's employment of the Executive, for any reason, or for no reason, by giving at least twenty-eight (28) days' prior written notice thereof to the Company.

   Section 5.4.  Rights upon Termination.
                 -----------------------

          (a) Upon any termination of the Period of Employment under Section 5.2 or 5.3(a), the Company shall pay the Executive an aggregate amount equal to (i) $160,000 in the event that such termination occurs prior to January 31, 1997 or
(ii) fifty percent (50%) of the average annual Base Salary paid to the Executive during the twelve months ending on the last day of the last full month of the Employment Period, in the event that such termination occurs on or following the date January 31, 1997 one year from the date hereof. Such amount shall be paid over a period of one year commencing with the date of termination, in the case of termination prior to

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January 31, 1997, and over a period of six months in the case of termination after January 31, 1997, on the Company's normal payroll schedule in approximately equal installments. In the event that the Company shall elect to exercise any rights it may have to repurchase any shares of capital stock of the Company held by the Executive following termination of the Period of Employment, it shall be entitled to apply any amount paid by it pursuant to this paragraph as a credit against any amount it is required to pay to repurchase such shares unless such termination shall have been effected pursuant to Section 5.3(a) and the notice referred to therein shall have been delivered after January 31, 1997.

          Except as expressly set forth in this Section 5.4(a), upon termination of the Period of Employment by the Company under Section 5.3(a), all compensation and benefits (except the ability to exercise options, to the extent then vested, in accordance with, and during the period provided under, the terms thereof) shall immediately cease. The Company's obligations in this Section 5.4 shall constitute Executive's exclusive remedy for termination during the Period of Employment by the Company under Section 5.3(a).

          (b) Upon termination by the Company for cause under Section 5.1, or termination by the Executive pursuant to Section 5.3(b), all compensation and benefits (except the ability to exercise options, to the extent then vested, in accordance with, and during the period provided under, the terms thereof) shall immediately cease. Termination for cause under this Section 5.4 shall be without prejudice to any other remedy to which the Company may be entitled either at law or in equity or under this Agreement.

     Section 5.5.  Resignation upon Termination.  If the Company or the
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Executive exercises its or his right to terminate the Period of Employment under this Article V, Executive shall resign voluntarily as a member of the Board of Directors, as a member of the board of directors of any of the Company's subsidiaries and as an employee of the Company and any of its subsidiaries on the date such termination of employment becomes effective as provided in this
Article V.


                          ARTICLE VI.  NON-COMPETITION
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     Section 6.1.  Agreement Not to Compete.
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          (a) During the Period of Employment and for a twelve-month period beginning on the last day of the Period of Employment, the Executive will not, directly or indirectly:

          (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, or in any other capacity

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whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly held company), engage in the business of developing, providing and marketing Continuous IT Information Services (as defined in Section 6.1(d)).

          (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company or any subsidiary thereof; or

          (iii)     solicit, divert or take away, or attempt to divert or to
take   away, the business or patronage of any of the clients, customers, subscribers or accounts, or prospective clients, customers or accounts, of the Company or any subsidiary thereof which were contacted, solicited or served by the Company while the Executive was employed by the Company.

          (b) The parties acknowledge that the type and period of restriction imposed pursuant to this Section 6.1 are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company. The parties desire that the restrictions be reasonable both now and at any time they are sought to be enforced, and accordingly agree that if any restriction set forth in this Section 6.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities of in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. The Executive agrees that any remedy available to the Company at law for the breach of this Section 6.1 may be inadequate and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

          (c) The Executive's obligations under this Section 6.1 shall terminate upon the termination of the Period of Employment by the Executive for "cause" pursuant to Section 5.2, or the Company's termination of the Period of Employment pursuant to Section 5.3(a).

          (d) For the purposes of this Section 6, "Continuous IT Information Services" means the performance or development of original or synthesized research or analysis with respect to information technologies or information technology industries and the marketing and sale of the results of such research and analysis through subscription or retainer relationships which (i) have a stated term (which may be subject to renewal or extension) or which may be open-ended and (ii) involve the delivery of products and services on an ongoing basis throughout the term through a number of different means including one or more of
(A) oral, written

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(A) oral, written and/or on-line delivery; (B) collaboration with analysts or experts, and/or (C) events; provided that Continuous IT Information Services shall not include consulting services of an engagement nature intended to provide advice or solutions addressing specific problems or issues of specific clients.

                        ARTICLE VII.  GENERAL PROVISIONS
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   Section 7.1.  Confidentiality Agreement.  The Executive agrees to adhere to
                 -------------------------
the Invention and Non-Disclosure Agreement attached hereto as Exhibit C.
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   Section 7.2.  Successors.  The Company will require any successor (whether
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direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

   Section 7.3.  Governing Law.  This Agreement shall be construed and enforced
                 -------------
in accordance with and be governed by the laws of the State of Massachusetts.

   Section 7.4.  Entire Agreement.  This Agreement sets forth the entire
                 ----------------
agreement and understanding between the Executive and the Company, and supersedes any other negotiations, agreements, understandings, oral agreements, representations and past or future practices whether written or oral.

   Section 7.5.  Severability and Interpretation.  In the event that any
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provision or any portion of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision or portion thereof shall be considered separate and apart from the remainder of this Agreement and the other provisions shall remain fully valid and enforceable. In the event that any provision is held to be overly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

   Section 7.6 Notices.  All notices required by this Agreement shall be given
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in writing either by personal delivery or by first class mail, return receipt requested, to the then most current address of the parties notified to the other. Notice given by mail shall be deemed given five (5) days following the date of mailing.

   Section 7.7.  Waivers and Modifications.  This Agreement may be modified, and
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the rights and remedies of any provision hereof may be waived, only in accordance with this Section 7.7. No modification or waiver by the Company shall be effective without the consent of at least a majority of the Board of Directors (excluding the Executive) then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be
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deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

   Section 7.8.  Attorneys' Fees.  In the event either party shall bring any
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action or legal proceeding of an alleged breach of any provision of this
Agreement or to enforce, protect or establish any term or covenant of this Agreement or right of either party under this Agreement, the prevailing party shall be entitled to recover as part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court.

   Section 7.9.  Withholding Taxes.  All amounts payable to Executive under this
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Agreement shall be subject to applicable withholding of income, wage and other taxes, and such other deductions or withholdings as may be required by law.

   Section 7.10.  Indemnification.  The Executive shall be entitled to the
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benefit of the indemnification provisions contained on the date hereof in the
Bylaws of the Company as the same may hereafter be amended, and of any indemnification provisions that may hereafter be added to the Certificate of Incorporation of the Company (not including any amendments or additions that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), or, if greater, to the full extent permitted by applicable law at the time of the assertion of any liability against the Executive.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                              GIGA INFORMATION GROUP, INC.


                              By /s/ Neill H. Brownstein
                                ---------------------------------
                                     Compensation Committee

                              EXECUTIVE

                              /s/ Kenneth E. Marshall
                              -----------------------------------
                              Kenneth Marshall

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